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                                                                    EXHIBIT 10.4

                       [LETTERHEAD OF CTI APPEARS HERE]


                                                         September 17, 1996



     KUMMELL INVESTMENTS LIMITED
     Suite 922C
     Europort, Gibraltar

     Gentlemen:

     This is to confirm our understanding that in consideration for Kummell Investments Limited's ("Kummell") agreement to purchase 14,925.373 shares of the Series A Convertible Preferred Stock, without par value ("Preferred"), of Cell Therapeutics, Inc., a Washington corporation
     ("CTI"), pursuant to that certain Stock Purchase Agreement dated as of September 17, 1996 by and among CTI and the Investors party thereto (the "Stock Purchase Agreement"), (1) CTI will take all necessary action to nominate a designee of Kummell to CTI's Board of Directors at CTI's 1999 Annual Meeting of Shareholders to serve as a Class II Director until CTI's 2002 Annual Meeting of Shareholders, and (2) if at any time prior to the date that CTI shall have nominated a designee of Kummell to CTI's Board of Directors pursuant to clause (1) Terrence M. Morris shall cease to be a Director of CTI, CTI will take all necessary action to (A) nominate a designee of Kummell to CTI's Board of Directors to fill the vacancy created by Mr. Morris's termination of service as a Director and (B) nominate a designee of Kummell to CTI's Board of Directors at CTI's first Annual Meeting of Shareholders following the date of termination of Mr. Morris's termination of service as a Director to serve as a Class II Director until CTI's 1999 Annual Meeting of Shareholders, in each case provided, that
                                                             --------
     Kummell shall have furnished the name of such nominee to the Company within the period required for shareholder nomination of Director candidates pursuant to CTI's Articles of Incorporation and By-laws as then in effect, or in the event that such nomination is pursuant to clause (2)(A), within ten (10) days of the date of termination of Mr. Morris's termination of service as a Director; and provided, further, that such designee is
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     reasonably acceptable to CTI's Board of Directors (it being agreed that Mr.
     Morris is acceptable) .

     Notwithstanding the foregoing, this Agreement shall be of no further force and effect:

          (i) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of shares of CTI's common stock, without par value ("Common"), for the account of CTI to the public at an aggregate offering price to the public of not less than $15,000,000;
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     (ii)   upon the acceptance for listing or quotation, as applicable, of any class of equity security of CTI on the New York Stock Exchange or any other national securities exchange or on the NASDAQ National Market or any successor thereto;

     (iii) if at any time after the date hereof Kummell shall hold less than twelve percent (12.0%) of the shares of Common then outstanding (after giving effect to an assumed conversion into Common of all shares of Preferred then outstanding);

     (iv) if at any time after the date hereof Kummell shall acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, other than by the transactions contemplated by the Stock Purchase Agreement or pursuant to any stock option plan of CTI providing for the grant of stock options to Directors, any securities of CTI or rights or options to acquire any securities from any holder of such securities, without the prior approval of CTI's Board of Directors;

     (v) if at any time after the date hereof Kummell or any of its "Affiliates" (as such term is defined in the Securities Act) shall solicit proxies with respect to any securities of CTI under any circumstances or initiate, propose or otherwise solicit any stockholder for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal; or

     (vi) if as of the last day upon which a shareholder may nominate a candidate for Director at the 1999 Annual Meeting of Shareholders pursuant to CTI's Articles of Incorporation and By-laws as then in effect, a designee of Kummell or an Affiliate of Kummell shall then be serving as a Director with a term of office that will continue beyond the 1999 Annual Meeting of Shareholders.

CTI and Kummell shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld;

provided, however, that a party may, without the prior consent of the other
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party, issue such press release or make such public statement as may upon the advice of counsel be required by law, the National Association of Securities Dealers or any stock exchange or over-the-counter market upon which CTI's securities may be listed or quoted, if it has used all reasonable efforts to consult with the other party.
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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to CTI the enclosed original copy of this Letter Agreement.

                                        Very truly yours,

                                        CELL THERAPEUTICS, INC.

                                        /s/ James A. Bianco, M.D.
                                        -----------------------------
                                        James A. Bianco, M.D.
                                        President & Chief Executive Officer


Agreed and accepted as of the date
written above,

KUMMEL INVESTMENTS LIMITED

By: /s/ Andy Kit-Chung Chan
-------------------------------
    Name: Andy Kit-Chung Chan
    Title: Director

By: /s/ Sandra E. Pallas
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    Name: Sandra E. Pallas
    Title: Joint Secretary